Exhibit 99.1
CONSENT OF INDEPENDENT VALUATION FIRM
We hereby consent to the reference to our name, the description of our role in the valuation process described in the heading “December 31, 2019 NAV per Share” in the Current Report on Form 8-K of Black Creek Diversified Property Fund Inc., filed by the Black Creek Diversified Property Fund Inc. with the Securities and Exchange Commission on the date hereof, being incorporated by reference in (i) the Registration Statement on Form S-3 (No. 333-230311) of Black Creek Diversified Property Fund Inc., and the related prospectus, and (ii) the Registration Statement on Form S-8 (No. 333-194237) of Black Creek Diversified Property Fund Inc. We also hereby consent to the same information and the reference to our name under the caption “Experts” being included in the prospectus related to the Registration Statement on Form S-11 (File No. 333-222630) of Black Creek Diversified Property Fund Inc. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
Altus Group U.S., Inc.
January 15, 2020